                                                           EXHIBIT 10.12

CONFIDENTIAL

                       DISTRIBUTION AND FULFILLMENT AGREEMENT

       THIS DISTRIBUTION AND FULFILLMENT AGREEMENT (the "AGREEMENT") is made as of _____________, 1999 (the "EFFECTIVE DATE") by and between AUDIOHIGHWAY.COM, a California corporation, with its principal place of business at 20600 Mariani Avenue, Cupertino, California 95014 (the "SELLER"), and INGRAM ENTERTAINMENT INC., a Tennessee corporation, with its principal place of business at Two Ingram Boulevard, La Vergne, Tennessee 37089 (the "DISTRIBUTOR").

       1.     DEFINITIONS.

              1.1 "BACK ORDERED PRODUCTS" means Products that Distributor does not have in stock in its shipping facilities at the time an Order is submitted for them.

              1.2 "BUSINESS DAY" means a day on which Distributor regularly conducts business, excluding holidays.

              1.3 "CUSTOMER" means a person in the United States, its territories and protectorates, who orders Products from Seller's online retail store.

              1.4 "DAMAGED PRODUCTS" means Products shipped by Distributor which are damaged during shipment to Customers to the extent that the Products cannot be used for their intended purpose. Products damaged while in the care, custody, or control of the Customer are not Damaged Products for purposes of this Agreement.

              1.5 "DEFECTIVE PRODUCTS" means Products shipped by Distributor which contain manufactured defects which prevent them from being used for their intended purpose.

              1.6 "EDI" means electronic data interchange for transmitting data between computers via a value-added network (mailbox service provider) or via the Internet.

              1.7 "ELECTRONIC REPORT" means information provided electronically.

              1.8 "FTP" means file transfer protocol utilized to provide information necessary for placing orders with Distributor via a value-added network or the Internet.

              1.9 "INSERTS" means custom insertions acceptable to Distributor which Seller delivers to Distributor at no expense to Distributor and which Seller requests to be included with Shipments.

              1.10 "ORDER" means a Product order placed by Seller in accordance with this Agreement.

              1.11 "PRODUCTS" means Distributor's (or its vendors') products Seller may purchase pursuant to this Agreement.


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              1.12   "SHIPMENT" means a shipment of Product by Distributor in
       response to an Order.

              1.13 "SHIPPING FACILITIES" means Distributor facilities in the United States designated from time-to-time by Distributor as direct-to-consumer distribution facilities.

              1.14 "UNMERCHANDISABLE PRODUCTS" means Products shipped by Distributor which are shopworn, soiled and/or otherwise not in reasonably acceptable condition for commercial distribution.

       2. ELECTRONIC DATA TRANSMISSION. Electronic data transmissions between Distributor and Seller shall be via EDI or other mutually agreed upon means of electronic data transmissions. For EDI through a value-added network, Seller will pay all usual and customary fees related to transmission and retrieval through Seller's value-added network and any related interconnect charges to or from Distributor's value-added network. Distributor will furnish Seller the specifications for FTP and any other mutually agreed upon means of electronic data transmission (other than EDI). Distributor may change those specifications from time-to-time on not less than 30 days prior written notice to Seller.

       3.     FULFILLMENT SERVICES.

              3.1 ORDERS. Seller will transmit, via electronic data transmission, Orders to Distributor. Each Order shall contain the following information: (a) the Customer's name and complete shipping address; (b) the Distributor-approved shipping method to be used; (c) the text of any special messages to the Customer (messages from the Customer to a third party recipient are excluded per SECTION 3.9); and (d) the Products to be shipped and their quantity.

              3.2 FULFILLMENT. After receipt of an Order, Distributor will use reasonable efforts to: (a) fill the Order from Products in stock at the Shipping Facilities; (b) print all packing slips excluding Inserts;
       (c) insert all packing slips and Inserts; (d) print and affix shipping labels on Shipments; (e) when made available by Distributor, print the text of any special message reasonably acceptable to Distributor on the standard packing slip requested by Seller in the Order; (f) ship the Order to the Customer; (g) order from the vendor any Back Ordered Products and notify Seller that the Back Ordered Products are backordered (in which case Seller may, via electronic data transmission to Distributor, elect to terminate the Order with respect to the Back Ordered Products or to terminate the Order in total); and (h) if not terminated as described in CLAUSE (g), ship any Back Ordered Products following their receipt by Distributor at the Shipping Facilities in accordance with the terms of this Section. Provided Distributor receives an Order and the related picking ticket is printed no later than 1:00 p.m., central time, Distributor will use commercially reasonable efforts to ship the Order that same Business Day. If the Order is received and the related picking ticket is printed after 1:00 p.m., central time, Distributor will use commercially reasonable efforts to ship the Order the following Business Day. If Distributor does not ship an Order as provided above, Distributor will notify Seller no later than the second following Business Day, and Seller may without obligation cancel the Order by notice to Distributor via electronic data transmission. Seller will also have the right to cancel an Order by notice to Distributor via electronic


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CONFIDENTIAL

       data transmission at any time prior to the printing or generation of the pick ticket with respect to that Order. Seller will not be invoiced for cancelled Orders. Seller will notify Customers of Order cancellations.

              3.3 PACKING SLIPS. Packing slips printed and inserted in Shipments by Distributor will be agreed upon in "look and feel" by Distributor and Seller, based on Seller's specifications and Distributor's capability.

              3.4 SHIPMENT. Distributor will use commercially reasonable efforts to ship Products in accordance with the Distributor-approved shipping methods specified by Seller in the Order. Distributor will use commercially reasonable efforts to package all Shipments in a manner to prevent damage during shipment, the "look and feel" of which packaging will be agreed upon by Distributor and Seller, based on Seller's specifications and Distributor's capability. Distributor will cooperate with Seller in tracking any lost shipments and filing any related carrier claims. Except as specifically set out in this Agreement, all shipping shall be at the expense of Seller. The risk of loss for Products shall pass from Distributor when the Products are delivered to the carrier for shipment to the Customers.

              3.5 MASTER DATABASE LICENSE AGREEMENT. This Agreement incorporates by reference the terms of the Master Database License Agreement in the form of EXHIBIT A hereto (the "DATABASE LICENSE"). The Database License describes the Products as of the most recent update of the Ingram Entertainment Inc. Master Database (the "MASTER DATABASE") made available to Seller. Distributor makes no representation or warranty as to the availability of any of the Products, whether or not included in the Master Database; however, Distributor will not knowingly misstate its inventory levels in any material manner.

              3.6    REPORTS TO SELLER.

                     (a) Each Business Day, Distributor will furnish Seller Electronic Reports of the following: (A) all Shipments made that Business Day by Order number and tracking number (if available), all Products contained in each Order, and all Back Ordered Products by order number, and (B) Orders received, but not shipped, and the status of each such Order; and (C) all Product returns (identified by Return Authorization Number) processed by Distributor indicating quantity and item(s) received and other information in reasonably sufficient detail (I.E. Customer and invoice number) to allow Seller to properly credit Customers for such returns.

                     (b) On a monthly basis, Distributor shall provide a statement of account which details (i) all invoices sent to Seller during the prior calendar month; (ii) all payments received from Seller during the prior calendar month, and other credits made against Seller's payment obligations; and (iii) all unpaid invoices.

              3.7 LICENSE. Seller hereby grants to Distributor a limited, nonexclusive, nontransferable license to (a) distribute the Inserts in connection with the Products, and


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                     (b)     use Seller's trademarks in accordance with
       Seller's specifications on Product invoices and other materials provided to Customers. The use of Seller's trademarks, however, shall be limited to that which is reasonably necessary to carry out the purposes of this Agreement. The licenses contemplated by this paragraph are deemed expired upon termination of this Agreement for any reason.

              3.8 NON-EXCLUSIVE DEALING. Nothing in this Agreement requires either party to this Agreement to deal exclusively with the other in any capacity.

              3.9 NO THIRD PARTY MESSAGES. Seller understands that Distributor offers to certain clients the ability to permit customers of those clients to include with the Order a message from the customer to a third party recipient of the Products in the Order. Seller further understands that Distributor does not have the ability to block or prevent the customers of any particular client (including the Seller) from offering or from the client or its customers utilizing, that messaging feature. Seller and Distributor nonetheless agree that Seller will not have the right to utilize or offer this messaging service to its Customers, and that any offering of this messaging service by Seller to Customers or any use of the messaging service by Seller or any Customer will constitute a breach of this Agreement by Seller and an Event of Default for purposes of SECTION 8.3. Seller acknowledges that, in any event, Distributor does not have the capability to screen or review any such message and agrees that Distributor has no obligation to do so.

       4.     RETURNS.

              4.1 RETURNS GENERALLY. (a) In order for returned Products (including Defective Products, Unmerchandisable Products, Damaged Products, and Products erroneously shipped to Customers) to be eligible for credit pursuant to this Agreement, Seller agrees to the following procedures:

                     (i) Seller will furnish each Customer desiring to return Products a return authorization number of no more than eight characters, all of which must be alpha numeric; and

                     (ii) Seller will furnish to Distributor that authorization number; the Seller's account number; the item number(s) or UPC number(s) of the Products being returned; the quantity of each Product being returned; Seller's invoice number to which the return is to be applied; and the reason for the Product return (carrier damage, shipped in error, defective, Customer error, Customer change in preference, etc.).

       Within five Business Days of Distributor's receipt of the returned Products, all returned Products will be logged into Distributor's inventory, Seller will be issued a credit by Distributor for the lowest price per unit paid by Seller to Distributor for the returned Products (excluding freight and handling fees) or, if less, the current market value of those Products; PROVIDED, HOWEVER, that if Seller furnishes Distributor the applicable invoice number and the returned Products have been received by Distributor no more than 60 days after the invoice date, such credit will be equal to the order or line item amounts for the returned Products shown on that invoice. In the event of the return by


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       Customers of Defective Products, Unmerchandisable Products, Products
       shipped erroneously to Customers, and/or Damaged Products, the credit set out in this paragraph will include the freight costs initially charged to Seller by Distributor for those Products. The credit set out in this paragraph will be reduced by any applicable processing fee described in
       SECTION 4.2. Distributor will provide Seller with information in reasonably sufficient detail (I.E. Seller's RA number and invoice number (if provided by Customer)) to allow Seller to properly credit Customers for such returns. Credit memos for returns will be processed by Distributor and delivered to Seller within 15 days after Distributor's receipt of the returned Product. Credits issued to Seller under any such credit memos will be applied immediately to payables incurred by Seller. Seller will reimburse Distributor per normal payment terms set out in
       SECTION 5.3 for any freight costs charged to Distributor by the carrier due to Customer refusal to accept delivery of Products correctly shipped to the Customer which are then returned by the carrier to Distributor. Distributor's sole liability for any Defective Products, Unmerchandisable Products, Products erroneously shipped to Customers, and/or Damaged Products will be acceptance of their return and issuance of the credit set out in this paragraph. If Seller desires replacement of any of the four types of Products described in the preceding sentence, Seller will initiate a new order for the replacement Products.

              (b) Distributor will not be obligated to accept any returns of Products submitted more than 60 days after shipment of such Products to a Customer, including returns of Defective Products, Damaged Products, Unmerchandisable Products and/or erroneously shipped Products.

              4.2 PROCESSING FEE. For returns of Products (other than returns of Defective Products, Unmerchandisable Products, Damaged Products, or Products erroneously shipped to Customers), Seller will pay Distributor a processing fee of $0.65 per unit for all units returned. The processing fee will reduce the amount of any credits provided pursuant to SECTION 4.1.

              4.3 MINT, RESALABLE CONDITION. All Product returned to Distributor (except for returns of Defective Products, Unmerchandisable Products, or Damaged Products) must be with the original packaging intact (including manufacturer's shrink wrap) and otherwise in mint, resalable condition. No credit will be issued for any returned Product not in mint, resalable condition with the original packaging intact.

       5.     PAYMENT.

              5.1 PRICES. Product prices to be paid by Seller to Distributor are set forth on EXHIBIT B. Distributor may change such prices with 30 days' prior written notice.

              5.2 FEES. Fees for services provided by Distributor to Seller are set forth on EXHIBIT C. Distributor may change such fee amounts with 30 days prior written notice.

              5.3 PAYMENT TERMS. Distributor will invoice Seller upon shipment of Product. To the extent Seller establishes a credit line with Distributor, all invoices shall be due and payable thirty days from invoice date. Distributor may establish a credit line for Seller based upon Seller's credit application and submission of financial data per


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       Distributor's policies.  Seller understands that if a credit line with
       Distributor is established, it may be modified from time-to-time based upon Distributor's credit review and credit policies. Any amounts not paid when due will be subject to a late charge of 1 1/2% per month (18% per annum) on the overdue balance (or, if less, the maximum amount permitted by applicable law).

              5.4 ADVERTISING. Distributor will pass through to Seller a proportionate share of any co-op advertising or market development funds from vendors applicable to the Products. All advertising must have prior approval of Distributor and the vendor to qualify for pass through. In order to qualify for these funds, Seller acknowledges its understanding that it must provide Distributor and the vendor with acceptable proof of performance on forms and within the time frames specified by vendor. Deductions for advertising prior to receipt of credit are prohibited.

       6.     DISCLAIMER AND INDEMNITY.

              6.1 DISCLAIMER. DISTRIBUTOR PROVIDES ALL PRODUCTS, MATERIALS AND SERVICES TO SELLER AND ITS CUSTOMERS "AS IS," AND DISTRIBUTOR DISCLAIMS ALL WARRANTIES AND CONDITIONS, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY, AND FITNESS FOR A PARTICULAR PURPOSE. However, the foregoing disclaimer does not limit any warranties provided by Product vendors to either Seller or its Customers. Each party acknowledges that it has not entered into this Agreement in reliance upon any warranty or representation except as specifically set forth herein. DISTRIBUTOR HAS NOT LICENSED OR PROVIDED AND DOES NOT HEREBY LICENSE OR PROVIDE SELLER THE RIGHT TO USE ANY LOGO, TRADEMARK, OR OTHER INTELLECTUAL PROPERTY OF DISTRIBUTOR, ANY SUPPLIER OR VENDOR, OR ANY OTHER PARTY.

              6.2    INDEMNITY.    To the extent Distributor is indemnified,
       held harmless, and defended by the applicable supplier of Products to Distributor, Distributor hereby agrees to indemnify, hold harmless, and defend Seller from (a) all claims, damages, costs and expenses, including reasonable attorneys' fees and litigation expenses, arising out of or as a result of, or from legal proceedings threatened or instituted against Distributor as a result of, any claims by third persons or entities that any of the Products (i) in any way violates any existing law, or infringes upon or misappropriates any copyright, patent, trademark, trade secret, right of publicity, right of privacy, or other proprietary rights of any third party, either in whole or in part; (ii) contains or includes matters which, if published, will be libelous or defamatory; and (iii) fails to comply with all laws for each country in which the Product is intended to be delivered; and (b) any claims by any


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       person or entity that the person or entity has a right to receive any royalty or other payment as a result of Seller's sales of the Products pursuant to this Agreement.

       7. LIMITATION OF LIABILITY. NEITHER DISTRIBUTOR NOR SELLER SHALL BE LIABLE FOR PUNITIVE, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OR LOST PROFITS (INCLUDING DUE TO NEGLIGENCE) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, EVEN IF SUCH PARTY HAS NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT AS PROVIDED IN SECTION 6.2 ABOVE, IN NO EVENT SHALL DISTRIBUTOR BE LIABLE TO SELLER IN AN AMOUNT EXCEEDING THE AMOUNTS ACTUALLY PAID BY SELLER TO DISTRIBUTOR HEREUNDER. EXCEPT AS PROVIDED IN SECTION 6.2 ABOVE, THE ONLY LIABILITY DISTRIBUTOR WILL HAVE WITH RESPECT TO ANY DEFECTIVE PRODUCTS, DAMAGED PRODUCTS, UNMERCHANDISABLE PRODUCTS, AND/OR PRODUCTS ERRONEOUSLY SHIPPED WILL BE THE RETURN RIGHTS OF CUSTOMERS AND THE OBLIGATION TO PROVIDE THE CREDITS DESCRIBED IN THIS AGREEMENT.

       8.     TERM AND TERMINATION.

              8.1 TERM. Unless earlier terminated as specified below, this Agreement commences on the Effective Date and expires on the first anniversary of the Effective Date; PROVIDED, HOWEVER, that unless a party exercises its termination rights provided herein, the term shall be automatically renewed for successive one year periods.

              8.2 TERMINATION FOR CONVENIENCE. Either party may terminate this Agreement at any time during any renewal term for its convenience upon 60 days prior written notice to the other.

              8.3 EVENT OF DEFAULT. Either party may terminate this Agreement immediately upon the occurrence of an Event of Default by the other party. As used herein, an "Event of Default" means the defaulting party's failure to cure, after receipt of not less than 30 days' prior written notice from the non-defaulting party, any of the following: (a) failure of the defaulting party to observe or perform any condition or obligation imposed on the defaulting party under this Agreement (including payment obligations); (b) breach of any warranty made by the defaulting party under this Agreement; or (c) filing of a voluntary petition in bankruptcy or having an involuntary petition filed against the defaulting party, or the execution of an assignment for the benefit of creditors of the defaulting party. The option to terminate this Agreement shall be in addition to, and not in lieu of, any other remedy available to the terminating party under this Agreement or at law or equity, all such remedies being cumulative.

              8.4 EFFECT OF TERMINATION. Upon expiration or termination, at Seller's option, Distributor will either (a) fulfill all pending Orders in accordance with their terms, in which case all applicable covenants and licenses under this Agreement shall survive to the limited extent necessary to fulfill such Orders, or (b) cancel all pending Orders and immediately refund any payments already made for such pending Orders and any credits due. Absent election by Seller, Distributor may elect (a) or
       (b).  Further, the parties will


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       promptly reconcile accounts payable and receivable and bring the balance owed, if any, current. SECTIONS 2, 4, 6, 7, 8.4, 9, 10, 11, and 12 shall survive termination or expiration.

       9. CONFIDENTIALITY. The parties agree, during the term of this Agreement and for the five year period following its termination or expiration, to keep strictly confidential and not disclose to any party, other than its agents, employees, contractors, or advisors, and then only on a need to know basis after having informed such individuals of the confidential nature of the information and such party's obligation to protect that confidentiality and not to disclose such information except as set out herein, the following: (a) any term or condition of this Agreement or of any transaction entered into pursuant to it, or (b) any information about the other party or its business, operations, products, finances, customers, distributors, systems, budgets, or liabilities obtained in connection with this Agreement or the transactions contemplated by it. Distributor further agrees that any Customer information provided to Distributor by Seller for shipping purposes will not be used for solicitation or any other purpose by Distributor. The Customer lists and other proprietary information submitted by Seller in the course of fulfilling the terms of this Agreement shall be kept strictly confidential except as expressly contemplated by this Agreement, and Distributor shall not use or disseminate Seller's proprietary customer information without obtaining Seller's express written consent in advance. The provisions of this Section shall not apply to information which (w) is already known to the receiving party or is publicly available at the time of disclosure; (x) becomes publicly available after disclosure through no act of the receiving party; (y) is disclosed by the disclosing party without an obligation or reasonable expectation of confidentiality; or (z) is required by law to be disclosed (after providing the disclosing party the opportunity to seek a protective order at its expense). Neither party shall issue any press release or similar publicity statement concerning this Agreement's existence or terms without both parties' prior approval.

       10. COMPLIANCE WITH LAWS. At its own expense, each party will comply with all applicable laws and regulations regarding its activities related to this Agreement. Each party represents and warrants that it has the full legal right and authority to enter into this Agreement and perform its obligations hereunder.

       11. TAXES. Seller is for all purposes the seller of the Products to its Customers and shall be responsible for any and all sales and similar taxes arising from such sales. SELLER SHALL DEFEND, INDEMNIFY, AND HOLD HARMLESS DISTRIBUTOR AND ITS AFFILIATES, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AND CONTRACTORS, FROM ANY AND ALL SALES TAX AND OTHER TAX LIABILITY (INCLUDING ANY OBLIGATION TO COLLECT AND REMIT ANY TAX) ARISING FROM THE SALE OF PRODUCTS TO CUSTOMERS UNDER THIS AGREEMENT, INCLUDING RELATED INTEREST, PENALTIES, AND OTHER CHARGES.

       12.    GENERAL PROVISIONS.

              12.1 GOVERNING LAW. This Agreement will be governed and construed in accordance with the laws of the State of Tennessee without giving effect to conflict of laws principles.

              12.2 SEVERABILITY; HEADINGS. If any provision herein is held to be invalid or unenforceable for any reason, the remaining provisions will continue in full force without


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       being impaired or invalidated in any way. Headings are for reference purposes only and in no way define, limit, construe or describe the scope or extent of such section.

              12.3 FORCE MAJEURE. If performance hereunder is prevented, restricted or interfered with by any action or condition whatsoever beyond the reasonable control of a party, the party so affected, upon giving prompt notice to the other party, shall be excused from such performance to the extent of such prevention, restriction or interference. Each party shall use commercially reasonable efforts to mitigate the effect of a force majeure.

              12.4 INDEPENDENT CONTRACTORS. The parties are independent contractors, and no agency, partnership, joint venture, employee-employer or franchisor-franchisee relationship is intended or created by this Agreement. Neither party shall make any warranties or representations on behalf of the other party.

              12.5 NOTICE. Except as otherwise specified, any notices hereunder shall be given to the appropriate party at the address specified above or at such other address as the party shall specify in writing. Notice shall be deemed given, upon personal delivery, if sent by fax, upon confirmation of receipt, if sent by certified or registered mail, postage prepaid, when sent; or if sent by overnight courier, upon receipt.

              12.6 ENTIRE AGREEMENT; WAIVER. This Agreement sets forth the entire understanding and agreement of the parties, and supersedes any and all oral or written agreements or understandings between the parties, as to the subject matter of this Agreement. Except as otherwise provided herein, it may be changed only by a writing signed by both parties. The waiver of a breach of any provision of this Agreement will not operate or be interpreted as a waiver of any other or subsequent breach.

       "SELLER"                                  "DISTRIBUTOR"

       AUDIOHIGHWAY.COM                   INGRAM ENTERTAINMENT INC.

By:________________________               By:__________________________
Print Name:________________               Print Name:__________________
Title:_____________________               Title:_______________________


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                 EXHIBITS

A.     Master Database License Agreement

B.     Product Pricing

C.     Fee


                                       10
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                                     EXHIBIT A
               MASTER DATABASE LICENSE AGREEMENT ("DATABASE LICENSE")

For the set up fee of $5,000 and a monthly fee of $700 for subsequent updates (so long as such updates are made available in the discretion of Ingram Entertainment Inc.), Ingram Entertainment Inc. (the "Company") is prepared to deliver to you the Ingram Entertainment Inc. Master Database, including updates (collectively the "Material"), subject to the following terms and conditions.

       1. WAIVER OF FEES: Provided you use the Company as your primary supplier of pre-recorded video software, DVD software, and audiobooks for the one-year period following the date you sign the agreement to which this Database License is an Exhibit, the Company will waive the above $5,000 set-up fee and the $700 update fees. Following that one-year period, the Company will waive the $700 update fees provided that at all times following that one-year period you have continued to use the Company as your primary supplier for above products. In the event you do not use the Company as your primary supplier of those products during the initial one-year period of this Database License, you agree retroactively to pay the Company the above fee which the Company waived in anticipation of its primary suppler status. If you fail to use the Company as your primary supplier after the first year, however, you will not be liable for the above retroactive payment. Your obligation to use the Company as your primary supplier of the above products shall be subject to the following exceptions: (a) products not carried by the Company; (b) purchases of used products; (c) orders which the Company is unable to fill from inventory on hand or inventory with an expected delivery date to the Company of no more than 48 hours from the date of your order; or (d) orders in excess of the credit limit extended to you by the Company, provided you are within your credit terms with the Company at the time of such order.

       2. LIMITATION ON USE. You may provide access to the Material available via kiosks, on-line services including electronic bulletin systems, and through Internet on-line search and query systems as appropriate to encourage the resale of products in the Material. This excludes and prohibits the right to copy, distribute or sell the Material or portions thereof, apart from your product(s) that may incorporate the Material (or portions thereof) as a component thereof. A violation of the preceding sentence will terminate this Database License at which time you will agree to return the Material within 10 days of termination and to purge the Material entirely from your systems where the Material is stored and/or used.

       3. CONFIDENTIAL INFORMATION. As used herein, "Confidential Information" shall mean the Material and all extracts, analysis, summaries, reviews, and other items prepared by you which contain or are derived in any way from the Material.

       4. CONFIDENTIALITY OBLIGATION. You agree with respect to the Material and Confidential Information that you (a) will not use it for any purpose except that which is expressly contemplated by this agreement; (b) will not assign or transfer it to any party (other than a successor to all or substantially all of your assets); and (c) will not disclose to


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              any third party directly or indirectly that it was received from or is attributable to the Company.

       5. NO REPRESENTATION. You acknowledge that, while the Company believes the Material and Confidential Information to be generally reliable, none of the Company or its affiliates, employees, agents, or contractors has made or is hereby making any express or implied representation or warranty as to the accuracy or completeness of the Material or Confidential Information. You further agree that none of them will have any liability to you for any errors or omissions in or related to it. None of the Company or any of the above other entities or individuals has any obligation to inform you of or correct any errors or omissions in the Material or Confidential Information of which it or they may have knowledge or become aware.


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

CONFIDENTIAL

                                    EXHIBIT B


VIDEO: Seller will receive Distributor's gross cost plus 8% pricing on all pre-recorded video software.

DVD: Seller will receive Distributor's gross cost plus 6% pricing on all DVD software.

AUDIOBOOKS: Seller will receive a discount of 40% off Retail pricing on all audiobooks.


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

CONFIDENTIAL

                                    EXHIBIT C

SET UP: None

FREIGHT:  Manifested freight will be passed through to Seller.

HANDLING FEE: Seller will be charged $ .65 per unit shipped to Customers.

INSERTS: Seller will be charged $0.05 per insertion for standard inserts (such as small catalogs, single page information/promotion cards, etc.). Non-standard inserts are priced on a per item basis.


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